UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2004

VITRIA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27207	77-0386311
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

945 Stewart Drive
Sunnyvale, CA 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 212-2700

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2004, Vitria Technology, Inc. (“Vitria”) and Michael D. Perry, Vitria’s Senior Vice President and Chief Financial Officer, entered into an amendment to that certain offer letter by and between Mr. Perry and Vitria, dated June 14, 2004 (the “Amendment”). The Amendment is attached hereto as Exhibit 10.32.

Pursuant to the Amendment, Mr. Perry will be entitled to twelve months continuation of his base salary if the following conditions are met: (1) the Chief Executive Officer who immediately succeeds Dale Skeen terminates Mr. Perry’s employment without Cause (as defined in Vitria’s Key Employee Retention and Severance Plan) within twelve months of Mr. Perry’s hire date; (2) such termination is not a Covered Termination (as defined in Vitria’s Key Employee Retention and Severance Plan); and (3) Mr. Perry signs and allows to become effective a general release of all claims against Vitria and our officers, directors, employees and agents in a form reasonably satisfactory to Vitria.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit
Number	Description
10.32	Offer Letter Amendment, by and between Michael D. Perry and Vitria, dated September 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRIA TECHNOLOGY, INC.
Dated: September 27, 2004	By:	/s/ M. Dale Skeen, Ph.D.
M. Dale Skeen, Ph.D.
Chief Executive Officer and Chief Technology Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.32	Offer Letter Amendment, by and between Michael D. Perry and Vitria, dated September 23, 2004.